Exhibit 99.1

IN THE CIRCUIT COURT OF COOK COUNTY, ILLINOIS
COUNTY DEPARTMENT, CHANCERY DIVISION

iPCS Wireless, Inc., a Delaware corporation, Horizon Personal Communications, Inc., an Ohio corporation, and Bright Personal Communications Services, LLC, an Ohio limited liability company,

Plaintiff,

v.

Sprint Nextel Corporation, a Kansas corporation, WirelessCo L.P., a Delaware limited partnership, Sprint Spectrum L.P., a Delaware limited partnership, SprintCom, Inc., a Kansas Corporation, and Sprint Communications Company, L.P., a Delaware limited partnership,

Defendants.

) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )	Case No. 08 CH 17214

AGREED ORDER AND STIPULATION

THIS CAUSE COMING TO BE HEARD on Plaintiffs’ Emergency Motion for Temporary Restraining Order, or, in the Alternative, for Preliminary Injunction, due notice having been given, the parties having agreed upon the entry of a stipulation, the Court being fully advised in the premises,

IT IS HEREBY ORDERED:

1.             Plaintiffs withdraw their Emergency Motion for Temporary Restraining Order, or, in the Alternative, for Preliminary Injunction without prejudice and reserve the right to refile a Motion for Temporary Restraining Order or for Preliminary Injunction;

2.             New Clearwire stipulates that it does not presently intend any commercial launch of its network, sale of products or services, or promotion of products or services that are offered for sale in any part of Plaintiffs’ service areas prior to July 1, 2009;

3.             New Clearwire stipulates that it will give Plaintiffs at least 60 days advance written notice before any commercial launch of its network, sale of products or services, or promotion of products or services that are offered for sale in any part of Plaintiffs’ service areas if it plans to do so before entry of a final and appealable judgment by the Cook County Circuit Court (“the Court”) in iPCS Wireless, Inc. et al. v. Sprint Nextel Corporation, et al., No. 08 CH 17214. New Clearwire will provide Plaintiffs with a separate written notice with respect to each such launch, proposed sale, or promotion of products or services that are offered for sale in any part of Plaintiffs’ service areas, and that each such notice shall identify the specific location of such launch, sale or promotion, and the best estimated date of the commencement of any such activities; and

4.             New Clearwire and Sprint stipulate that neither New Clearwire nor Sprint, nor any controlled affiliate of New Clearwire or Sprint, will raise the fact that the Transaction has closed as a basis for opposing any remedy proposed by the Plaintiffs or granted by the Court.  Nothing in this stipulation, however, is intended to preclude Plaintiffs, Sprint or New Clearwire from advancing any other argument in the prosecution or defense of this litigation, including any argument related to remedy on any other grounds.

DATED: November 17, 2008

ENTERED	ENTERED:
JUDGE KATHLEEN M PANTLE - 1775

NOV 17 2008

DORTHY BROWN
CLERK OF THE CIRCUIT COURT	Judge Kathleen M. Pantle
OF COOK COUNTY, IL
DEPUTY CLERK

/s/ Richard M. Waris	/s/ Galia Messika
Richard M. Waris Pretzel & Stouffer Chtd. 1 South Wacker Drive Chicago, IL 60606-4673 (312) 346-1973 Firm I.D. 25017	Benjamin W. Hulse Kirkland & Ellis LLP 200 East Randolph Drive Chicago, IL 60601 (312) 861-2000 Firm I.D. 90443

Daniel J. King King & Spaulding 1180 Peachtree Street, NE Atlanta, Georgia 30309 (404) 572-4600	Galia Messika Joseph Serino, Jr. Kirkland & Ellis LLP 153 East 53rd Street New York, NY 10022 (212) 446-4800

Attorneys for Defendants Sprint Nextel Corporation,Wireless Co. L.P., Sprint Spectrum L.P., SprintCom, Inc., and Sprint Communications Company, L.P.	Attorneys for Intervenor Clearwire Corporation and New Clearwire Corporation

/s/ John M. Touhy

John M. Touhy
Michael K. Forde

James E. Barz

Jonathan L. Lewis

Ellen M. Carey

Ethan A. Hastert

Mayer Brown LLP

71 South Wacker Drive

Chicago, IL 60606-3441

(312) 782-0600

(312) 701-7711 – Facsimile

Firm I.D. 43948

Attorneys for iPCS Wireless, Inc., Horizon Personal Communications, Inc., and Bright Personal Communications Services, LLC